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Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-189637

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares of Beneficial Interest, no par value per share(1)	1,768,239	$8.43(2)	$14,906,254.77(2)	$1,919.93

(1)
This prospectus supplement registers common shares of beneficial interest, no par value per share ("common shares"), issuable to the holders of units of limited partnership interest in IRET Properties, A North Dakota Limited Partnership, the Registrant's operating partnership subsidiary.

(2)
Calculated in accordance with Rules 457(c) and 457(r), based on the average of the high and low sales prices of the common shares, as reported on the New York Stock Exchange on February 4, 2014.

PROSPECTUS SUPPLEMENT
(To prospectus dated June 27, 2013)

1,768,239 Common Shares of Beneficial Interest

        This prospectus supplement updates and supplements the accompanying prospectus of Investors Real Estate Trust (referred to as "IRET," "we," "us," or "our"), dated June 27, 2013 (which we refer to as the "accompanying prospectus"). This prospectus supplement relates to the offer and resale, from time to time, by the selling shareholders named herein, of up to 1,768,239 common shares of beneficial interest, no par value per share, of IRET, or common shares. Our operating partnership, IRET Properties, A North Dakota Limited Partnership, or IRET Properties, issued an aggregate of 1,768,239 limited partnership units, or LP Units, in eight private transactions in partial or full consideration for the acquisition by IRET Properties of certain real estate properties on October 13, 2011, November 1, 2011, February 16, 2012, October 10, 2012, December 31, 2012, April 24, 2013, May 1, 2013, and September 5, 2013. At the expiration of a specified holding period, each LP Unit is exchangeable for cash or one share of our common shares, at our option. If we elect to issue common shares in exchange for LP Units, the recipients of such common shares, whom we refer to as the selling shareholders, may use this prospectus supplement, together with the accompanying prospectus, to resell such common shares from time to time. We will not receive any proceeds from any common shares issued upon exchange of LP Units.

        We are registering the common shares covered by this prospectus supplement as required under the Agreement of Limited Partnership of IRET Properties, dated January 31, 1997, as amended to date. The registration of the common shares does not necessarily mean that any of the LP Units will be submitted for redemption or that any of the common shares to be issued upon such redemption will be offered or sold by the selling shareholders.

        The selling shareholders may resell the common shares covered by this prospectus supplement from time to time on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which our common shares are then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from such selling shareholders.

        Our common shares are traded on the New York Stock Exchange under the symbol "IRET." On February 4, 2014, the last reported sale price of our common shares was $8.44 per share.

        Investing in our common shares involves risks. See "Risk Factors" beginning on page S-1 of this prospectus supplement, on page 4 of the accompanying prospectus and on page 11 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, and the risks disclosed in our periodic reports incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus supplement is February 10, 2014.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and resale, from time to time, by the selling shareholders. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement will supersede such information.

        You should not assume that the information appearing in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since then. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your decision to invest in our common shares. You should also read and consider the information in the documents incorporated by reference.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference. See "Incorporation of Certain Documents by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus.

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, unless otherwise expressly stated or the context otherwise requires. References to "common shares" are to our common shares of beneficial interest, no par value. References to "Series A preferred shares" are to our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share. References to "Series B preferred shares" are to our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share. References to "shares of beneficial interest" are to all of our shares of beneficial interest including, without limitation, our common shares, our Series A preferred shares, our Series B preferred shares and any other shares of beneficial interest that we may issue in the future.

RISK FACTORS

        An investment in our common shares involves certain risks. See "Risk Factors" on page 4 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference herein, to read about factors you should consider before investing in our common shares. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash distributions to holders of our common shares, which could cause you to lose all or a significant portion of your investment in our common shares. Some statements in this prospectus supplement constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements" in the accompanying prospectus.

 IRET

        We are a self-advised equity North Dakota real estate investment trust that owns and operates multi-family residential properties, consisting of apartment buildings, complexes and communities, and commercial office, industrial, medical and retail properties located primarily in the upper Midwest states of Minnesota and North Dakota. Although we operate mainly within Minnesota and North Dakota, we also have real estate investments in Colorado, Idaho, Iowa, Kansas, Missouri, Montana, Nebraska, South Dakota, Wisconsin and Wyoming. Our primary source of income and cash is rents associated with multi-family residential and commercial property leases.

        We own the majority of our properties and conduct substantially all of our operations through IRET Properties, our operating partnership, of which IRET, Inc., a North Dakota corporation and our wholly owned subsidiary, is the sole general partner.

        We believe that we qualify, and we have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code.

        Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58702, telephone number (701) 837-4738, facsimile number (701) 838-7785 and website www.iret.com. The information set forth on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

NO PROCEEDS TO IRET

        We will not receive any proceeds from the issuance of the common shares, if any, covered by this prospectus supplement or from the resale of the common shares, if any, covered by this prospectus supplement by the selling shareholders. All of the proceeds from the resale of the common shares covered by this prospectus supplement will go to the selling shareholders who offer and sell such common shares.

SELLING SHAREHOLDERS

        We may issue the common shares covered by this prospectus supplement to the selling shareholders in exchange for LP Units if and to the extent that the selling shareholders redeem LP Units and we elect to issue common shares in exchange for such LP Units. The selling shareholders will have received all common shares that they may offer for sale under this prospectus supplement by redeeming the LP Units to which this prospectus supplement relates. The following table, to our knowledge, sets forth certain information with respect to the selling shareholders and their ownership of common shares as of February 4, 2014. Except as set forth below, no selling shareholder has held any position, office or had any other material relationship with us, or any of our predecessors or affiliates, during the past three years.

        Since the selling shareholders may sell all, some or none of the common shares issued upon redemption of LP Units, and since to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of such common shares, no estimate can be given as to the number or percentage of common shares that will be held by the selling shareholders upon termination of any offering made hereby. As of February 4, 2014, there were 106,937,304 of our common shares outstanding. The common shares covered by this prospectus supplement represent approximately 1.63% of the aggregate number of our common shares outstanding as of February 4, 2014, plus all common shares to be issued in exchange for LP Units by the selling shareholders pursuant to this prospectus supplement, assuming redemption of all LP Units in exchange for common shares.

Name of Selling Shareholder	Shares Owned Prior to the Offering(1)	Shares Being Offered(2)	Shares Owned After the Offering(3)	Percentage of Shares Owned After the Offering
John S. Dalrymple III	59,259	59,259	0	*
Jack and Mary Ellen Thompson Family LP LLLP	119,113	61,934	57,179	*
Boyd Anderson	43,072	38,304	4,768	*
Shirley Anderson	21,518	19,136	2,382	*
Guy A. DeSautel	27,462	27,462	0	*
Kent J. DeSautel	27,462	27,462	0	*
Michael E. DeSautel	27,463	27,463	0	*
Timothy R. DeSautel	27,463	27,463	0	*
Wallace B. DeSautel and Ione M. DeSautel, Tenants in Common	147,120	147,120	0	*
Judith H. Stenehjem (SLS) Limited Partnership(5)	137,164	137,164	0	*
C. Larson Family Farm, Inc	307,780	142,034	165,746	*
Francis Keller	90,781	90,781	0	*
John G. Stuck Family Trust DTD	116,190	113,541	2,649	*
Vernon and Judy Gornowicz, Tenants in Common	228,475	228,475	0	*
David and Jean Beach	54,791	54,746	45	*
J. Dean and Leatrice M. Caldwell	117,250	102,834	14,416	*
Kenneth H. Gartner and Marilyn J. Gartner JTWROS	173,227	44,961	128,266	*
Marilyn J. Gartner and Kenneth H. Gartner JTWROS	173,227	44,961	128,266	*
Christopher K. Gartner	23,622	6,131	17,491	*
Corey P. Gartner	23,622	6,131	17,491	*
Jerald L. Hellwig	173,199	173,199	0	*
Earl D. Bohlen Living Trust	82,728	82,728	0	*
Helen L. Bohlen Living Trust	82,727	82,727	0	*
South Point Apartments LLC	22,573	22,223	350	*

(1)
Represents common shares currently owned by and registered in the name of the selling shareholder or issuable in exchange for an equal number of currently redeemable LP Units owned by the selling shareholder, and includes the LP Units to be redeemed for common shares covered by this prospectus supplement.
(2)
Assumes that all LP Units to be redeemed for common shares covered by this prospectus supplement are exchanged for common shares and that all such common shares are being resold pursuant to this prospectus supplement.
(3)
Assumes the sale of all of the common shares covered by this prospectus supplement and issued upon redemption of LP Units. The selling shareholders may, however, sell all, some or none of the common shares covered by this prospectus supplement and issued upon redemption of LP Units and, to our knowledge, as of the date of this prospectus supplement, there are no agreements, arrangements or understandings with respect to the sale of such common shares.
(4)
Mr. Anderson is a partner in Brady, Martz & Associates, a certified public accounting firm which performs various tax preparation services for IRET.
(5)
Stephen L. Stenehjem, a member of IRET's Board of Trustees, is the general partner of this limited partnership, which was one of six investors in a real estate property acquired by IRET. As required under IRET's Related Party Transactions Policy and Declaration of Trust, the transaction was approved by IRET's Audit Committee and by the independent trustees of IRET.
*
Less than one percent.

 PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible offer and resale by the selling shareholders named herein of up to 1,768,239 common shares if, and to the extent that, such selling shareholders, who are the holders of an equal number of LP Units, submit such LP Units for redemption and we issue common shares in exchange for such redeemed LP Units. We will not receive any proceeds from any issuance of common shares in exchange for LP Units.

        We are registering the common shares covered by this prospectus supplement for resale pursuant to our obligations under the Agreement of Limited Partnership of IRET Properties in order to provide the transferees of the selling shareholders with freely tradable securities. Registration does not, however, necessarily mean that any LP Units will be submitted for redemption or that any of the common shares to be issued upon such redemption will be offered or sold by the selling shareholders.

        The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares offered by this prospectus:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with these sales, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

  •
  engage in short sales of common shares in the course of hedging their positions;

  •
  sell common shares short and deliver common shares to close out short positions;

  •
  loan or pledge common shares to broker-dealers or other financial institutions that in turn may sell common shares;

  •
  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of common shares, which the broker-dealer or other financial institution may resell under this prospectus; or

  •
  enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

        Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling shareholders.

        We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the common shares covered by this prospectus supplement, including, but not limited to, all registration and filing fees, printing expenses and fees and disbursements of our legal counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of common shares covered by this prospectus supplement.

DESCRIPTION OF LP UNITS AND
THE AGREEMENT OF LIMITED PARTNERSHIP OF IRET PROPERTIES

        The following is a summary of the material terms of the LP Units and certain provisions of the Agreement of Limited Partnership of IRET Properties. This summary is not a complete legal description of the LP Units and is qualified in its entirety by reference to the applicable provisions of North Dakota law and the Agreement of Limited Partnership of IRET Properties. For a comparison of the rights of holders of LP Units and our the holders of our common shares, see the section of this prospectus supplement entitled "Comparison of Ownership of LP Units and Common Shares" beginning on page S-8.

General

        We conduct all of our day-to-day real estate activities through our operating partnership, IRET Properties. The operation of IRET Properties is governed by the Agreement of Limited Partnership of IRET Properties. We are the sole shareholder of IRET, Inc., a North Dakota corporation, which is the general partner of IRET Properties. The holders of LP Units are the limited partners of IRET Properties. As of October 31, 2013, IRET, Inc. owned approximately 82.9% of the common units of IRET Properties.

Issuance of LP Units

        We are structured as an umbrella partnership REIT, or UPREIT, which enables us to acquire property by issuing LP Units to a seller as a form of consideration. All LP Units have redemption rights that enable them to cause IRET Properties to redeem their LP Units for cash or, at the option of IRET, Inc., common shares on a one-for-one basis after a minimum one-year holding period. No LP Units have been registered pursuant to the federal or state securities laws and they are not listed on any exchange or quoted on any national market system. As of February 4, 2014, we had 21,799,285 LP Units outstanding.

        IRET, Inc. is authorized, in its sole and absolute discretion and without the approval of any limited partner, to issue additional LP Units to itself, to us, to any limited partner or to any other person for such consideration and on such terms and condition as established by IRET, Inc. The issuance of LP Units to IRET, Inc. or us is subject to certain conditions. IRET, Inc. is authorized to cause IRET Properties to issue general partnership interests or LP Units for less than fair market value if IRET, Inc. has concluded in good faith that such issuance is in our best interests and in the best interests of IRET Properties. IRET, Inc. is also authorized to issue additional partnership interests in different series or classes, which may have rights and preferences that are senior to the LP Units.

Purpose, Business and Management of IRET Properties

        The purpose of IRET Properties is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the North Dakota Uniform Limited Partnership Act, provided that such business is limited to and conducted in such a manner as to permit us at all times to qualify as a REIT. Subject to the foregoing, IRET Properties may enter into any partnership, joint venture or other similar arrangement.

        IRET, Inc., as the sole general partner, has full, exclusive and complete responsibility and discretion in the management and control of IRET Properties, and the limited partners have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, IRET Properties except as otherwise required by applicable law.

Operation and Payment of Expenses

        The Agreement of Limited Partnership of IRET Properties requires that the partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Internal Revenue Code and to ensure that IRET Properties will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by IRET Properties, IRET Properties pays all of the administrative costs and expenses incurred by us and IRET, Inc. All of our expenses are considered expenses of IRET Properties. Our expenses generally include: (i) all expenses relating to the operation and continuity of our existence and the existence of IRET, Inc.; (ii) all expenses relating to the public offering and registration of shares of beneficial interest by us; (iii) all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations; (iv) all expenses incurred by us and IRET, Inc. associated with compliance with laws, rules and regulations promulgated by any regulatory body; and (v) all other operating or administrative costs of IRET, Inc. incurred in the ordinary course of its business on behalf of IRET Properties.

Ability to Engage in Other Business; Conflict of Interest

        IRET, Inc. may have business interests and engage in business activities outside of IRET Properties, including interests and activities in direct or indirect competition with IRET Properties. IRET Properties may not purchase, sell or lease any property, borrow or loan any money, or invest in any joint ventures with any member of our board of trustees, or with any director, employee or affiliate of us, except in connection with a transaction approved by a majority of the trustees who are not in any way involved in the transaction as being a fair, competitive and commercially reasonable transaction that is no less favorable to IRET Properties than a similar transaction between unaffiliated parties under the same circumstances.

Distributions and Liquidation

        The Agreement of Limited Partnership of IRET Properties provides that IRET Properties shall distribute cash from operations on a quarterly basis, in amounts determined by IRET, Inc., in its sole discretion, to the partners in accordance with their respective percentage interests in IRET Properties. Upon liquidation of IRET Properties, and after payment of, or adequate provision for, debts and obligations, any remaining assets will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If we have a negative balance in our capital account following a liquidation, we will be obligated to contribute cash equal to the negative balance in our capital account.

Allocations

        Income, gain and loss of IRET Properties for each fiscal year is allocated among the general partner and the limited partners in accordance with their respective interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code, and the regulations issued thereunder.

Borrowing by IRET Properties

        The Agreement of Limited Partnership of IRET Properties provides that if IRET Properties requires additional funds at any time or from time to time in excess of funds available to IRET Properties from borrowing or capital contributions, IRET, Inc. may cause IRET Properties to obtain such funds from outside borrowings or IRET, Inc. may elect to borrow such funds or have us borrow such funds and subsequently lend such funds to IRET Properties on the same terms and conditions as are applicable to our or IRET, Inc.'s borrowing of such funds.

Liability of IRET, Inc. and the Limited Partners

        IRET, Inc., as the general partner of IRET Properties, is liable for all general recourse obligations of IRET Properties to the extent not paid by IRET Properties. The limited partners will only be liable to IRET Properties to make payments of their capital contributions, if any. No limited partner will be liable for any debts, liabilities, contracts or obligations of IRET Properties.

Exculpation and Indemnification of IRET, Inc.

        The Agreement of Limited Partnership of IRET Properties provides that IRET, Inc. will not be responsible for losses sustained or liabilities incurred as a result of errors in judgment or from any act or omission, provided that IRET, Inc. acted in good faith. The Agreement of Limited Partnership of IRET Properties also provides for the indemnification of us, IRET, Inc., the directors, trustees, officers and employees of both us and IRET, Inc., and such other persons as IRET, Inc. may designate from time to time in its sole discretion, against liabilities relating to the operations of IRET Properties, unless it is established that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnitee actually received an improper personal benefit in money, property or service; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Transferability of LP Units and General Partnership Interests

        As the general partner, IRET, Inc., may not voluntarily withdraw as the general partner of IRET Properties or transfer or assign its general partnership interests in IRET Properties unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their right to redeem their LP Units immediately prior to such transaction, or unless the successor to IRET, Inc. contributes substantially all of its assets to IRET Properties in return for an interest in IRET Properties.

        With certain limited exceptions, the limited partners may not transfer their LP Units, in whole or in part, without the written consent of IRET, Inc., which consent may be withheld in the sole discretion of IRET, Inc. IRET, Inc. may not consent to any transfer that would cause IRET Properties to be treated as a corporation for federal income tax purposes.

        IRET Properties may not engage in any transaction resulting in a change of control, unless in connection with the transaction the limited partners receive or have the right to receive cash or other property equal to the product of the number of common shares into which each LP Units is then exchangeable and the greatest amount of cash, securities or other property paid in the transaction to the holder of one common share in consideration of one such common share. If, in connection with the transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the common shares, each holder of LP Units will receive, or will have the right to elect to receive, the greatest amount of cash, shares of beneficial interest or other property that such holder would have received had he, she or it exercised his, her or its right to redeem LP Units and received common shares in exchange for its LP Units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer.

        Despite the foregoing, we may merge, or otherwise combine our assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than its ownership in IRET Properties, are contributed to IRET Properties as a capital contribution in exchange for general partnership interests of IRET Properties with a fair market value, as reasonable determined by us, equal to the agreed value of the assets so contributed.

        For any transaction described in the preceding two paragraphs, we are required to use commercially reasonable efforts to structure such transaction to avoid causing the limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of, or their participation in, such transaction, provided such efforts are consistent with the exercise of our trustees' fiduciary duties under applicable law.

Fiduciary Duties

        Before becoming a limited partner, each limited partner must agree that in the event of any conflict in the fiduciary duties owed by us to our shareholders and by IRET, Inc., as the general partner of IRET Properties, to the limited partners, IRET, Inc. will fulfill its fiduciary duties to such limited partners by acting in the best interests of our shareholders.

Tax Matters

        IRET, Inc. is the tax matters partner of IRET Properties and, as such, has authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of IRET Properties and the limited partners.

Amendment of the Agreement of Limited Partnership of IRET Properties

        Any amendment to the Agreement of Limited Partnership of IRET Properties that would (i) adversely affect the right to redeem LP Units, (ii) adversely affect the limited partners' rights to receive cash distributions, or (iii) alter the limited partnership's allocations of capital of IRET Properties, requires the consent of the limited partners holding more than 50% of the LP Units held by such limited partners.

Term

        IRET Properties will continue until April 30, 2050, or until sooner dissolved upon: (i) the bankruptcy, dissolution or withdrawal of IRET, Inc.; (ii) the sale or other disposition of all or substantially all of its assets; (iii) the redemption of all of the LP Units; or (iv) the election by the general partner.

REDEMPTION OF LP UNITS

General

        Pursuant to the Agreement of Limited Partnership of IRET Properties, the limited partners have redemption rights that enable them to cause IRET Properties to redeem their LP Units for cash or, at the option of IRET, Inc., common shares on a one-for-one basis after a minimum one-year holding period. The redemption price will be paid in cash in the event that the issuance of common shares would: (i) result in any person owning, directly or indirectly, common shares in excess of the ownership limitation of 50% of the outstanding Shares; (ii) result in Shares being owned by fewer than 100 persons; (iii) result in us being "closely held" within the meaning of Section 856(h) of the Code; (iv) cause us to own, actually or constructively, 10% or more of the ownership interest in a tenant of our or IRET Properties' real estate, within the meaning of Section 856(d)(2)(B) of the Code; or (v) cause the acquisition of common shares by such redeeming holder of LP Units to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act.

        The limited partners may exercise the redemption at any time after the first anniversary of the date of acquisition of LP Units, provided that the limited partner is not subject to any other restrictions relating to the redemption of LP Units. Redemption rights are exercised pursuant to a notice of exchange delivered by the holder of LP Units to IRET Properties. Except as otherwise agreed between IRET Properties and a limited partner, no limited partner will be permitted more than two redemptions during any calendar year and no redemption may be made for less than 1,000 LP Units or, if such limited partner owns less than 1,000 LP Units, all of the LP Units held by such limited partner.

        The number of common shares issuable upon redemption of LP Units will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interest of the limited partners or our shareholders.

Tax Treatment of Redemption of LP Units

        For a summary of the federal income tax considerations that may be relevant to an LP Unit holder exercising his, her, or its right to redeem LP Units, see "Additional Material Federal Income Tax Considerations—Tax Treatment of Redemption of LP Units."

COMPARISON OF OWNERSHIP OF LP UNITS AND COMMON SHARES

        The following is a comparative summary of the material terms of the LP Units and our common shares, including summaries of certain provisions of the Agreement of Limited Partnership of IRET Properties, our Third Restated Declaration of Trust and our Bylaws. This summary is not a complete legal description of the LP Units, our common shares, the Agreement of Limited Partnership of IRET Properties, our Third Restated Declaration of Trust or our Bylaws, and is qualified in its entirety by reference to the applicable provisions of North Dakota law, the Agreement of Limited Partnership of IRET Properties, our Third Restated Declaration of Trust and our Bylaws, as applicable.

IRET Properties	IRET

Form of Organization and Assets Owned

IRET Properties is organized as a North Dakota limited partnership and owns interests (both directly and through subsidiaries) in properties.	We are a North Dakota real estate investment trust. We believe that we have operated so as to qualify as a REIT under the Code since our organization on July 31, 1970, and we intend to continue to so operate. Our interest in IRET Properties gives us an indirect investment in the

IRET Properties	IRET

properties owned by IRET Properties. In addition, we own (either directly or through interests in subsidiaries other than IRET Properties) interests in other properties.

Length of Investment

IRET Properties has a stated termination date of April 30, 2050, unless sooner dissolved upon: (i) the bankruptcy, dissolution or withdrawal of IRET, Inc.; (ii) the sale or other disposition of all or substantially all of its assets; (iii) the redemption of all of the LP Units; or (iv) the election by IRET, Inc., as the general partner.	Under our Third Restated Declaration of Trust, subject to the provisions of any class or series of shares of beneficial interest at the time outstanding, we may be terminated at any meeting of the holders of our shares of beneficial interest called for such purpose, by the affirmative vote of the holders of our shares of beneficial interest holding shares possessing a majority of the voting power of our shares then outstanding and entitled to vote thereon.

Purpose and Permitted Investments

The Agreement of Limited Partnership of IRET Properties provides that the purpose of IRET Properties is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the North Dakota Uniform Limited Partnership Act, provided that such business is limited to and conducted in such a manner as to permit us at all times to qualify as a REIT, unless we otherwise case to qualify as a REIT.	Under our Third Restated Declaration of Trust, our purpose is to purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property and to invest in notes, bonds and other obligations secured by mortgages on real property, and in general, to do all other things in connection with the foregoing and to have and exercise all powers conferred by North Dakota law. It is intended that our business shall be conducted so that we will qualify (so long as such qualification, in the opinion of our board of trustees, is advantageous to the holders of our shares of beneficial interest) as a REIT. We are permitted by the Agreement of Limited Partnership of IRET Properties to engage in business activities in addition to those relating to IRET Properties, including activities that are in competition with IRET Properties.

Additional Equity

IRET Properties is authorized to issue LP Units and other partnership interests (including partnership interests of different series or classes that may be senior to the LP Units) as determined by IRET, Inc., as the general partner in its sole discretion. The issuance of LP Units to IRET, Inc. or us, however, is subject to certain conditions.	We have no obligation to present opportunities to IRET Properties and the limited partners of IRET Properties have no rights by virtue of the Agreement of Limited Partnership of IRET Properties to participate in business activities we may undertake in addition to or in competition with those relating to IRET Properties.
Our Third Restated Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest, including an unlimited number of common shares. Our Third

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Restated Declaration of Trust also authorizes our board of trustees to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as the board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of such different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our Third Restated Declaration of Trust establishing the terms of that class or series adopted by our board of trustees and will become part of our Third Restated Declaration of Trust. As of the date of this prospectus supplement, our board has authorized common shares, Series A preferred shares and Series B preferred shares.

Borrowing Policies

IRET, Inc., as the general partner, has full power and authority to borrow money on behalf of IRET Properties. IRET Properties has no restrictions on borrowings.	Our Bylaws provide that our aggregate borrowings, secured and unsecured, shall be reasonable in relation to our Net Assets, and shall be reviewed by our board of trustees at least quarterly. As used in our Bylaws, which usage is not in accordance with U.S. generally accepted accounting principles, or GAAP, "Net Assets" means our total assets at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. The maximum amount of such borrowings in relation to our Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the independent members of our board of trustees and disclosed to the holders of our shares of beneficial interest in our next quarterly report, along with justification for such excess.

Other Investment Restrictions

Other than restrictions precluding investments by IRET Properties that would adversely affect our qualification as a REIT, there are no restrictions on the investment activities of IRET Properties.	Our Third Restated Declaration of Trust requires that any transaction between us and any member of our board of trustees or his or her affiliates shall be approved: (i) by a majority of our board of trustees (whether or not constituting a quorum for the transaction of business) not otherwise

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interested in such transaction as being fair and reasonable to us; and (ii) by a majority of the independent members of our board of trustees not otherwise interested in such transaction as being fair and reasonable to us. In no event shall we or any of our affiliates purchase any asset from any member of our board of trustees or his or her affiliates at a cost exceeding the current appraised value of said asset. In no event shall we or any of our affiliates sell any asset to any member of our board of trustees or his or her affiliates at a cost less than the current appraised value of said asset.
Further, our Bylaws provide the following:
• Our primary investment objectives are to obtain current income and capital appreciation for the holders of our shares of beneficial interest.

•

The independent members of our board of trustees shall review our investment policies with sufficient frequency and at least annually to determine that our policies at any time are in the best interests of the holders of our shares of beneficial interest.

•

We shall not invest in equity securities unless a majority of the members of our board of trustees (including a majority of independent members of our board of trustees) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

•

We shall not invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property. "Unimproved real property" shall mean real property that has the following three characteristics: (i) an equity interest in real property that was not acquired for the purpose of producing rental or other operating income; (ii) has no development or construction in process on such land; and (iii) no development or construction on such land is planned in good faith to commence on such land within one year.

•

We shall not invest in commodities or commodity future contracts. Such limitation is not intended to apply to future contracts, when used solely for hedging purposed in connection with our ordinary business of investing in real estate assets and mortgages.

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•

We shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of the independent members of our board of trustees so determine, and in all cases in which the transaction is with a member of our board of trustees or his or her affiliates, such an appraisal must be obtained from an independent expert concerning the underlying property. This appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any holder of our shares of beneficial interest. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, our board of trustees shall observe the following policies in connection with investing in or making mortgage loans: (i) we shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title; (ii) we shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans (and including all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property) the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan) would exceed an amount equal to 85% of the appraised value of the property, as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria; and (iii) we shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of a member of our board of

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trustees or his or her affiliate. The policies outlined in (i) through (iii) above may be exceeded or avoided for a particular transaction provided a commercially reasonable justification exists and is approved by a majority of the members of our board of trustees (including a majority of the independent members of our board of trustees) not otherwise interested in the transaction.

Management Control

IRET, Inc., as the sole general partner, has full, exclusive and complete responsibility and discretion in the management and control of IRET Properties. The limited partners have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, IRET Properties except as is otherwise required by applicable law.	Our board of trustees has exclusive control over our business and affairs subject only to the restrictions set forth in our Third Restated Declaration of Trust or our Bylaws. Our board of trustees currently consists of nine trustees. Such number may be increased or decreased from time to time as determined by our board of trustees, but may not be less than five or more than fifteen. Our trustees are elected annually at our annual meeting of shareholders and serve for a term of one year and until the election and qualification of his or her successor. Our Bylaws and the ordinary business policies adopted by our board of trustees may be altered or eliminated without a vote of the holders of our shares of beneficial interest. Accordingly, except for holders of common shares who vote in the election of our trustees, the holders of our shares of beneficial interest have no control over our ordinary business policies.

Fiduciary Duties

IRET, Inc., as the general partner, has fiduciary duties to the limited partners. Before becoming a limited partner, each limited partner must agree, however, that in the event of any conflict in the fiduciary duties owed by us to our shareholders and by IRET, Inc., as the general partner of IRET Properties, to the limited partners, IRET, Inc. will fulfill its fiduciary duties to such limited partners by acting in the best interests of our shareholders.	Our Third Restated Declaration of Trust is silent regarding the fiduciary relationship between our board of trustees and the holders of our shares of beneficial interest; however, we believe that, pursuant to general principles of law and equity, our board of trustees would be deemed to be in a fiduciary relationship with the holders of our shares of beneficial interest.

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Management Liability and Indemnification

As the general partner, IRET, Inc. has liability for the payment of the obligations and debts of IRET Properties. Under the Agreement of Limited Partnership of IRET Properties, IRET, Inc. will not be responsible for losses sustained or liabilities incurred as a result of errors in judgment or for any act or omission, if IRET, Inc. acted in good faith. The Agreement of Limited Partnership of IRET Properties also provides for the indemnification of us, IRET, Inc., the directors, trustees, officers and employees of both us and IRET, Inc., and such other persons as IRET, Inc. may designate from time to time in its sole discretion, against liabilities relating to the operations of IRET Properties unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnitee actually received an improper personal benefit in money, property or service; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.	Our Third Restated Declaration of Trust provides that we will indemnify members of our board of trustees to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our board of trustees or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity, and further we will pay or reimburse reasonable expenses (including without limitation attorneys' fees), as such expenses are incurred, of each member of our board of trustees in connection with any such proceedings. Our Third Restated Declaration of Trust further provides that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents, to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings. For purposes of providing indemnification for members of our board of trustees, and all of our officers, employees and agents, our Third Restated Declaration of Trust provides that we will have the authority to enter into insurance or other arrangements, with persons or entities that are regularly engaged in the business of providing insurance coverage, to

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indemnify all of the members of our board of trustees, and all of our officers, employees and agents against any and all liabilities and expenses incurred by them by reason of their being members of our board of trustees, or our officers, employees or agents, whether or not we would otherwise have the power to indemnify such persons against such liability. Without limiting our power to procure or maintain any kind of insurance or other arrangement, our Third Restated Declaration of Trust provides that we may, for the benefit of persons indemnified by us, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure our indemnity obligation by grant of any security interest or other lien on our assets, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within us or with any insurer or other person deemed appropriate by our board of trustees regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by us. In the absence of fraud, the judgment of the board of trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement will be conclusive, and such insurance or other arrangement will not be subject to voidability, nor subject the members of our board of trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether the members participating in and approving such insurance or other arrangement will be beneficiaries thereof. We currently maintain insurance covering members of the board and officers against liability as a result of their actions or inactions on our behalf.

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Voting Rights

All decisions relating to the operation and management of the IRET Properties are made by IRET, Inc., as the general partner.	We are managed and controlled by our board of trustees, which currently consists of eight members. Each member of our board of trustees is elected annually at our annual meeting of shareholders and serves for a term of one year or until the election and qualification of his or her successor.

Subject to the provisions of our Third Restated Declaration of Trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.
Our Third Restated Declaration of Trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our Third Restated Declaration of Trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our Third Restated Declaration of Trust or our Bylaws. Our Third Restated Declaration of Trust further provides the following: (i) that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

•

our termination;

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our merger with or into another entity;

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our consolidation with one or more other entities into a new entity;

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the disposition of all or substantially all of our assets; and

•

the amendment of the Third Restated Declaration of Trust, if such amendment has not been previously approved by our board of trustees; and (ii) that a member of our board of trustees may be removed with or

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without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

Amendment of the Agreement of Limited Partnership of IRET Properties or Third Restated Declaration of Trust

The consent of IRET, Inc. is required for any amendment to the Agreement of Limited Partnership of IRET Properties. IRET, Inc. may amend the Agreement of Limited Partnership of IRET Properties without the consent of the limited partners; provided, however, that the consent of the limited partners holding more than 50% of the partnership interests (other than IRET, Inc.) is required to make any amendment (i) affecting the redemption right in a manner adverse to the limited partners; (ii) adversely affecting the rights of the limited partners to receive distributions payable to them; (iii) that would alter the allocation of profit and loss to the limited partners; or (iv) that would impose on the limited partners any obligation to make additional capital contributions.	Generally, our Third Restated Declaration of Trust may be amended only by the affirmative vote or written consent of holders of our shares of beneficial interest holding shares possessing a majority of the voting power of shares then outstanding and entitled to vote thereon.

Our Third Restated Declaration of Trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our shares of beneficial interest entitled to vote thereon, to amend our Third Restated Declaration of Trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Internal Revenue Code.

Compensation, Fees and Distributions

IRET, Inc. does not receive any compensation for its services as general partner of IRET Properties. IRET, Inc. has the same right to distributions as the other partners of IRET Properties. IRET Properties pays all of our and IRET, Inc.'s administrative costs and expenses and all of our expenses are considered expenses of IRET Properties. Our expenses generally include: (i) all expenses relating to the operation and continuity of our existence and the existence of IRET, Inc.; (ii) all expenses relating to the public offering and registration of securities by us; (iii) all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations; (iv) all of the expenses of us and IRET, Inc. associated with compliance with laws, rules and regulations promulgated by any regulatory body; and (v) all other operating or administrative costs of IRET, Inc. incurred in the ordinary course of its business on behalf of IRET Properties.	Members of our board of trustees who are not employed by us receive annual fees for their service as board members. Additionally, the chairperson and members of each board committee receive additional annual fees. Members of our board of trustees who are employed by us do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee but do receive compensation for their service as our employee.

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Liability of Investors

Under the Agreement of Limited Partnership of IRET Properties, the limited partners will only be liable to IRET Properties to make payments of their capital contributions, if any, and no limited partner will be liable for any debts, liabilities, contracts or obligations of IRET Properties.	Our Third Restated Declaration of Trust provides that holders of our shares of beneficial interest shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of trustees and shall be under no obligation to us or our creditors with respect to their shares of beneficial interest other than the obligation to pay to us the full amount of the consideration for which the shares of beneficial interest were issued or to be issued. The holders of our shares of beneficial interest shall not be liable to assessment and our board of trustees shall have no power to bind the holders of our shares of beneficial interest personally. We shall indemnify and hold each holder of our shares of beneficial interest harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such holder of our shares of beneficial interest may become subject by reason of his or her being or having been a holder of our shares of beneficial interest, and shall reimburse such holder of our shares of beneficial interest for all legal and other expenses reasonably incurred by him, her or it in connection with any such claim or liability; provided, however, that such holder of our shares of beneficial interest must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit us to conduct the defense thereof.

The rights accruing to a holder of our shares of beneficial interest under our Third Restated Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict our right to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein; provided, however, that we shall have no liability to reimburse the holders of our shares of beneficial interest for taxes assessed against them by reason of their ownership of shares, nor for any losses suffered by reason of changes in the market value of shares.

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No amendment to our Third Restated Declaration of Trust increasing or enlarging the liability of the holders of our shares of beneficial interest shall be made without the unanimous vote or written consent of all of the holders.

Nature of Investment

The LP Units constitute equity interests in IRET Properties. The Agreement of Limited Partnership of IRET Properties provides that IRET Properties must distribute cash from operations on a quarterly basis, in amounts determined by IRET, Inc., in its sole discretion, to the partners in accordance with their respective percentage interests in IRET Properties.	Common shares constitute equity interests in us. Each holder of common shares is entitled to his, her or its pro rata share of any distributions paid with respect to the common shares. Dividends payable to holders of common shares are not fixed in amount and are only paid if, when and as declared by our board of trustees. Further, our Series A preferred shares and Series B preferred shares have preferential rights with respect to dividends. In order to continue to qualify as a REIT, we must generally distribute at least 90% of our net taxable income (excluding capital gains). Any taxable income(including capital gains) not distributed will be subject to corporate income tax.

Potential Dilution of Rights

IRET, Inc., as the general partner, is authorized, in its sole and absolute discretion and without the approval of any limited partner, to issue additional LP Units to itself, us, any limited partner or any other person for such consideration and on such terms and conditions as established by IRET, Inc. The issuance of LP Units to IRET, Inc. or us is subject to certain conditions. IRET, Inc. is also authorized to cause IRET Properties to issue general partnership interests or LP Units for less than fair market value if IRET, Inc. has concluded in good faith that such issuance is in our best interests and in the best interests of IRET her or it in connection with any such claim or liability; provided, however, that such holder of our shares of beneficial interest must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit us to conduct the defense thereof.	Our board of trustees may issue, in its discretion, an unlimited number of shares of beneficial interest. The issuance of any additional shares of beneficial interest may result in the dilution of the interests of the current holders of our shares of beneficial interest.

The rights accruing to a holder of our shares of beneficial interest under our Third Restated Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained

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herein restrict our right to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein; provided, however, that we shall have no liability to reimburse the holders of our shares of beneficial interest for taxes assessed against them by reason of their ownership of shares, nor for any losses suffered by reason of changes in the market value of shares.

No amendment to our Third Restated Declaration of Trust increasing or enlarging the liability of the holders of our shares of beneficial interest shall be made without the unanimous vote or written consent of all of the holders. Properties. IRET, Inc. is also authorized to issue additional partnership interests in different series or classes, which may have rights and preferences that are senior to the LP Units.

Liquidity

With certain limited exceptions, the limited partners may not transfer their LP Units, in whole or in part, without the written consent of IRET, Inc., which consent may be withheld in the sole discretion of IRET, Inc. IRET, Inc. may not consent to any transfer that would cause IRET Properties to be treated as a corporation for federal income tax purposes. Each limited partner has the right to redeem his, her or its LP Units for Shares, subject to a minimum one-year holding period.	The common shares covered by this prospectus supplement will be freely transferable as registered securities under the Securities Act. Our common shares are listed on the New York Stock Exchange under the symbol "IRET." The breadth and strength of this secondary market will depend, among other things, upon the number of common shares outstanding, our financial results and prospects, general interest in us and other real estate investments and our dividend yield compared to that of other debt and equity securities.

Federal Income Taxation

IRET Properties is not subject to federal income taxes. Instead, each limited partner includes its allocable share of taxable income or loss of IRET Properties in determining its individual federal income tax liability. The maximum federal income tax rate for individuals is currently 39.6%.

A limited partner's share of income and loss generated by IRET Properties generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from IRET Properties that are considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities." Cash distributions from IRET Properties are not taxable to a limited partner	Since our organization, we have operated in a manner intended to qualify as a REIT. So long as we qualify as a REIT, we will not be taxed on that portion of our taxable income that is distributed to our shareholders, provided that at least 90% of our taxable income is distributed. To the extent that there is undistributed taxable income or undistributed capital gain income, we will be taxed as a domestic corporation at corporate income tax rates on that undistributed taxable income or capital gain income. However, we may retain some or all of our net capital gain without incurring double taxation. If we elect to do this, we are taxed on the amount we designate as retained capital gain at the capital gains rate generally applicable to corporations. Distributions

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except to the extent such distributions exceed such limited partner's basis in his, her or its LP Units (which will include such limited partner's allocable share of IRET Properties' taxable income and nonrecourse debt.) Limited partners are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in with IRET Properties owns property, even if they are not residents of those states.	made to our shareholders out of current or accumulated earnings and profits will be taxed to such shareholders as dividend income. Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain income for the taxable year. Distributions to a shareholder in excess of current or accumulated earnings and profits will be treated as a nontaxable return of capital to the extent that they do not exceed the adjusted basis of a shareholder's shares of beneficial interest. If distributions in excess of current or accumulated earnings and profits exceed the adjusted basis of a shareholder's shares of beneficial interest, the distributions will be included in the shareholder's income as long-term or short-term capital gain (assuming the shares of beneficial interest are held as a capital asset in the hands of the shareholder).

Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion supplements, and should be read together with, the discussion under the heading "Material Federal Income Tax Considerations" in the accompanying prospectus. The following is a summary of certain additional material federal income tax considerations which, when read together with the accompanying prospectus, discusses the material federal income tax considerations that you, as a redeeming LP Unit holder and subsequent shareholder, may consider relevant. Because this section and the accompanying prospects are summaries, they does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of LP Unit holders and shareholders that are subject to special treatment under the federal income tax laws, such as:

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  insurance companies;

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  tax-exempt organizations (except to the extent discussed in "—Taxation of Tax-Exempt Shareholders" in the accompanying prospectus);

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  financial institutions or broker-dealers;

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  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Shareholders" in the accompanying prospects);

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  U.S. expatriates;

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  persons who mark-to-market our shares;

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  subchapter S corporations;

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  U.S. Shareholders (as defined in the accompanying prospectus) whose functional currency is not the U.S. dollar;

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  regulated investment companies;

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  trusts and estates;

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  holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

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  persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Code;

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  persons holding a 10% or more (by vote or value) beneficial interest in our shares.

        This summary and the summary in the accompanying prospectus assume that holders of our LP Units and shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this prospectus supplement and the accompanying prospectus are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this prospectus supplement or the accompanying prospectus to be inaccurate.

Tax Treatment of Redemption of LP Units

        The following discussion summarizes certain federal income tax considerations that may be relevant to a holder of LP Units that exercises his, her or its right to redeem LP Units.

        The Agreement of Limited Partnership of IRET Properties provides that the redemption of LP Units will be treated by us, IRET Properties and the redeeming holder of LP Units as a sale of LP Units by such holder to us. Such sale will be fully taxable to the redeeming holder of LP Units.

        The determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized for tax purposes by the redeeming holder of LP Units and his, her or its tax basis in such LP Units. The amount realized will be the sum of the fair market value of property received (e.g., the common shares) by the holder plus the portion of the liabilities of IRET Properties that was allocable to the redeemed LP Units. In general, the tax basis of a holder of LP Units is the holder's initial basis in the LP Units—the adjusted basis of the property contributed for the LP Units plus any cash contributed for the LP Units, reduced by any liabilities assumed by IRET Properties and increased by the holder's share of IRET Properties' liabilities—and then is increased to reflect the redeeming holder's allocable share of income of IRET Properties and decreased, but not below zero, to reflect the redeeming holder's allocable share of loss and distributions of IRET Properties. The basis also can change based on changes in the holder's share of liabilities of IRET Properties. To the extent that the amount realized exceeds the redeeming holder's basis for the redeemed LP Units, such redeeming holder will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the fair market value of the common shares received upon redemption. Each redeeming holder of LP Units should consult with his, her or its tax advisor for the specific tax consequences resulting from redemption of LP Units.

        Except as described below, any gain recognized upon a sale or other disposition of LP Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent that money or property received by a holder in exchange for all or part of his LP Units is attributable to the redeeming holder's share of "unrealized receivables" and inventory items of IRET Properties (as defined in Section 751 of the Code), the gain or loss is ordinary income or loss. Unrealized receivables include, to the extent not previously included in the income of IRET Properties, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if IRET Properties had sold its assets at their fair market value at the time of the transfer of LP Units.

        For individuals, trusts and estates, the current maximum rate of tax on the net capital gain from a sale or exchange of a long-term capital asset (i.e., a capital asset held for more than 12 months) is 20%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 12 months is 25% to the extent of the prior depreciation deductions for "unrecaptured Section 1250 gain" (that is, depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules). Treasury Regulations provide that individuals, trusts and estates are subject to a 25% tax, or the "25% Amount", to the extent of their allocable share of unrecaptured Section 1250 gain immediately prior to their sale or disposition of the LP Units. Provided that the LP Units are held as a long-term capital asset, such redeeming holder's LP Units would be subject to a maximum rate of tax of 20% of the difference, if any, between any gain on the sale or disposition of the LP Units and the 25% Amount.

        There is a risk that a redemption by IRET Properties of LP Units issued in exchange for a contribution of property to IRET Properties may cause the original transfer of property to IRET Properties in exchange for LP Units to be treated as a "disguised sale" of property. Section 707 of the Code and the Treasury Regulations thereunder, commonly referred to as the Disguised Sale Regulations, generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (which may include the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale. The discussion in the preceding paragraphs is based on the assumption that the redemption of LP Units will not be treated as a disguised sale under the Disguised Sale Regulations. Each redeeming holder of LP Units should consult with his, her or its tax advisor to determine whether a redemption of LP Units could be subject to the Disguised Sale Regulations.

Federal Income Taxation of Investors Real Estate Trust

        We recently acquired an assisted living facility which we believe constitutes a "qualified health care property" under the REIT rules and formed a taxable REIT subsidiary, IRET SH-1, LLC, to whom we lease such assisted living facility. IRET SH-1, LLC in, turn, has engaged an eligible independent contractor to operate the assisted living facility, as required by the REIT rules. Please see the discussions in the accompanying prospectus under "Material Federal Income Tax Considerations—Federal Income Taxation of Investors Real Estate Trust—Requirements for Qualification" and "Material Federal Income Tax Considerations—Federal Income Taxation of Investors Real Estate Trust—Requirements for Qualification—Income Tests," for a more detailed discussion of the rules surrounding leasing qualified health care properties to taxable REIT subsidiaries.

Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders and Information Reporting Requirements Withholding.

        As referenced in the accompanying prospectus under the captions "Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders" and "—Information Reporting Requirements Withholding," a U.S. withholding tax at a rate of 30% will be imposed on dividends paid on our common shares after December 31, 2013 to U.S. shareholders that hold our common shares through foreign accounts if certain disclosure requirements related to U.S. accounts are not satisfied and to certain non-U.S. shareholders if certain disclosure requirements related to U.S. ownership are not satisfied. The effective date of the imposition of this U.S. withholding tax has been extended to payments after June 30, 2014.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of common shares by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

    •
    our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 (excluding Items 6, 7 and 8 which have been updated by our Current Report on Form 8-K filed with the SEC on September 24, 2013), filed with the SEC on July 1, 2013;

    •
    our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2013 and October 31, 2013, filed with the SEC on September 9, 2013 and December 10, 2013, respectively;

    •
    the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 5, 2013; and

    •
    our Current Reports on Form 8-K filed with the SEC on July 2, 2013, July 18, 2013, August 14, 2013, August 30, 2013, September 23, 2013, September 24, 2013, November 6, 2013 and November 25, 2013.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the common shares covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet website www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common shares are listed.

        We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us at: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58702, Attn: Shareholder Relations, telephone number (701) 837-4738, facsimile number (701) 838-7785.

LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Stinson Leonard Street LLP. Certain federal income tax and other legal matters will be passed upon for us by Hunton & Williams LLP.

EXPERTS

        The audited consolidated financial statements and schedules as of April 30, 2013 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Shares
Preferred Shares
Debt Securities

        We or any selling shareholder may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we or any selling shareholder may offer in supplements to this prospectus.

        We or any selling shareholder may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see "Plan of Distribution" in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling shareholder. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

        Our common shares of beneficial interest, no par value per share, or common shares, are listed on the New York Stock Exchange, or the NYSE, under the symbol "IRET." On June 26, 2013, the last reported sale price of our common shares was $8.36 per share. Our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series A preferred shares, are listed on the NYSE under the symbol "IRET PR." Our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series B preferred shares, are listed on the NYSE under the symbol "IRET PRB."

        Investing in our securities involves risks. You should read and carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in other information that we file with the SEC before investing in our securities.

        We impose certain restrictions on the ownership and transfer of our common shares. You should read the information under the section "Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 27, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we or any selling shareholder named in a prospectus supplement may sell any combination of the securities described in this prospectus, at any time and from time to time, in one or more offerings. Our prospectus provides you with a general description of these securities. Each time we or any selling shareholder sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading "Where You Can Find More Information." The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.

        You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. Updated information may have been subsequently provided as explained in this prospectus under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        It is important for you to read and consider all of the information contained in this prospectus in making your decision to invest in our securities. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, A North Dakota Limited Partnership, our operating partnership, unless otherwise expressly stated or the context otherwise requires.

IRET

        We are a self-advised equity North Dakota real estate investment trust that owns and operates multi-family residential properties, consisting of apartment buildings, complexes and communities, and commercial office, industrial, medical and retail properties located primarily in the upper Midwest states of Minnesota and North Dakota. Although we operate mainly within Minnesota and North Dakota, we also have real estate investments in Colorado, Idaho, Iowa, Kansas, Missouri, Montana, Nebraska, South Dakota, Wisconsin and Wyoming.

        We own the majority of our properties and conduct substantially all of our operations through IRET Properties, A North Dakota Limited Partnership, our operating partnership, of which IRET, Inc., a North Dakota corporation and our wholly owned subsidiary, is the sole general partner.

        We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

        Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58702, telephone number (701) 837-4738, facsimile number (701) 838-7785 and website:

www.iret.com. The information set forth on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus and the documents incorporated by reference into this prospectus by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements about our intention to invest in properties that we believe will increase in income and value; our belief that the real estate markets in which we invest will continue to perform well; our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth; and other statements preceded by, followed by or otherwise including words such as "believe," "expect," "intend," "project," "anticipate," "potential," "may," "designed," "estimate," "should," "continue" and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

        Although we believe that the expectations reflected in forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include:

  •
  the economic health of the markets in which we own and operate multi-family and commercial properties, in particular the states of Minnesota and North Dakota, or other markets in which we currently invest and in which we may invest in the future;

  •
  the economic health of our commercial tenants;

  •
  market rental conditions, including occupancy levels and rental rates, for multi-family residential and commercial properties;

  •
  our ability to identify and secure additional multi-family residential and commercial properties that meet our criteria for investment;

  •
  the level and volatility of prevailing market interest rates and the pricing of our securities;

  •
  financing risks, such as our inability to obtain debt or equity financing on favorable terms, or at all; and

  •
  compliance with applicable laws, including those concerning the environment and access by persons with disabilities.

        In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each period indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges, and the ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating these ratios, earnings consist of income from continuing operations plus fixed charges, less (income) loss from non-controlling interests and interest capitalized. In each case, fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our Series A preferred shares and our Series B preferred shares.

		Fiscal Year Ended April 30,
	Nine Months Ended January 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.28x	1.14x	1.07x	1.09x	1.13x	1.21x
Ratio of earnings to combined fixed charges and preferred share dividends	1.13x	1.10x	1.03x	1.05x	1.09x	1.17x

RISK FACTORS

        Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." Additional risks not presently known or currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

        Unless otherwise specified in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for one or more of the following:

  •
  repayment of debt;

  •
  acquisition of additional properties;

  •
  funding our development and redevelopment pipeline;

  •
  redemption of preferred shares;

  •
  working capital; and

  •
  other general corporate purposes.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

        We will not receive any of the proceeds of the sale by any selling shareholder of the securities covered by this prospectus.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our shares of beneficial interest. This summary is not a complete legal description of the common shares offered by this prospectus or our Series A preferred shares and Series B preferred shares and is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust, as amended and supplemented, or our declaration of trust, and our Third Restated Trustees' Regulations, or our bylaws. We have filed copies of our declaration of trust, and our bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We are authorized, under our declaration of trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our declaration of trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as our board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our declaration of trust establishing the terms of that class or series adopted by our board of trustees and will become part of our declaration of trust. As of June 21, 2013, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 102,032,394 were issued and outstanding, 1,150,000 Series A preferred shares, of which 1,150,000 were issued and outstanding, and 4,600,000 Series B preferred shares, of which 4,600,000 were issued and outstanding.

        The voting rights and rights to distributions of the holders of common shares are subject to the prior rights of the holders of our Series A preferred shares, our Series B preferred shares and any other subsequently issued classes or series of preferred shares. Unless otherwise required by applicable law or regulation, other classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Other classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any subsequently issued class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions

        Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction, other than a transaction entered into through the NASDAQ Global Market or other similar exchange, that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit, which as of the date of this prospective supplement is 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being closely held, or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of "excess shares," and these excess shares will be transferred to an

"excess share trustee" for the exclusive benefit of the charitable beneficiaries named by our board of trustees.

        In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:

  •
  if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or

  •
  if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.

        We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Common Shares

        General.    Our declaration of trust authorizes the issuance of an unlimited number of our common shares. As of June 21, 2013, there were 102,032,394 of our common shares outstanding and 21,942,982 of our common shares potentially issuable upon conversion of previously issued limited partnership units of our operating partnership, or LP Units, and there were no warrants, options or other contractual arrangements, other than the LP Units, requiring the issuance of our common shares or any other shares of beneficial interest.

        The common shares we may offer from time to time under this prospectus, will be duly authorized, fully paid and nonassessable when issued.

        All of our common shares offered by this prospectus will be duly authorized, fully paid and nonassessable when exchanged for LP Units in accordance with the terms of the agreement of limited partnership of IRET Properties.

        Voting Rights.    Subject to the provisions of our declaration of trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.

        Our declaration of trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our declaration of trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our declaration of trust or our bylaws. Our declaration of trust further provides the following:

  (i)
  that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

  •
  our termination;

  •
  our merger with or into another entity;

  •
  our consolidation with one or more other entities into a new entity;

  •
  the disposition of all or substantially all of our assets; and

  •
  the amendment of the declaration of trust, if such amendment has not been previously approved by our board of trustees.

  (ii)
  that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

        Our declaration of trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our declaration of trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Internal Revenue Code.

        Dividend, Distribution, Liquidation and Other Rights.    Subject to the preferential rights of our Series A preferred shares and Series B preferred shares, any other preferred shares of beneficial interest that we may issue in the future and the provisions of the declaration of trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Preferred Shares

        Our declaration of trust, as amended by the Articles Supplementary, authorizes the issuance of an unlimited number of our preferred shares. As of June 21, 2013, there were 1,150,000 and 4,600,000 of our Series A preferred shares and our Series B preferred shares, respectively, issued and outstanding.

        Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

  •
  distribution rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemptions; and

  •
  liquidation preferences.

        The preferred shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

        The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

        The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

  •
  the designation and par value of the preferred shares;

  •
  the voting rights, if any, of the preferred shares;

  •
  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

  •
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

  •
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

  •
  the procedures for any auction and remarketing for the preferred shares, if applicable;

  •
  the provision for a sinking fund, if any, for the preferred shares;

  •
  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

  •
  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

  •
  the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred shares may be modified, if applicable;

  •
  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any listing of the preferred shares on any securities exchange;

  •
  if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

  •
  information with respect to book-entry procedures, if applicable;

  •
  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

  •
  any additional rights, preferences, privileges or restrictions of the preferred shares.

Stock Exchange Listings

        Our common shares are listed on the NYSE under the symbol "IRET." Our Series A preferred shares are listed on the NYSE under the symbol "IRET PR." Our Series B preferred shares are listed on the NYSE under the symbol "IRET PRB."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares, our Series A preferred shares and our Series B preferred shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the senior debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

        Any senior debt securities offered by means of this prospectus will be issued under a senior indenture, as amended or supplemented from time to time, or the Indenture, between us and such trustee as we may appoint. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee (as defined below) or as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indenture.

General

        The debt securities offered by means of this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of any subordinated debt securities that may be outstanding from time to time.

        The Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as may be authorized from time to time by us or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

        The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities, or, each, a trustee. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

        The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

  •
  the principal amount offered;

  •
  the title of the securities of the series;

  •
  any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

  •
  the date or dates on which the principal of the securities is payable;

  •
  the rate or rates (which may be fixed or variable) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the person to whom any interest shall be payable;

  •
  the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for conversion or exchange and notices and demands to or upon us in respect of the securities of that series and the Indenture may be served;

  •
  the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

  •
  the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at our option, if we have such an option;

  •
  the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of our shares of beneficial interest or other securities or property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at our option, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such securities;

  •
  if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

  •
  our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

  •
  if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

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  if other than the trustee, the identity of each security registrar and/or paying agent;

  •
  the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

  •
  any events of default and covenants of ours with respect to the securities of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the Indenture;

  •
  if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

  •
  if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of us or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

  •
  if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

  •
  whether such securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

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  whether and to what extent the securities of each series will be guaranteed and the identity of the guarantors;

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  the terms and conditions, if any, upon which such securities may be subordinated to our other debt;

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  whether such securities will be issued in certificated or book-entry form;

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  the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

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  whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

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  if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture); and

  •
  the material federal income tax considerations applicable to the debt securities.

        The debt securities may be issued in one or more series with the same or various maturities.

        The terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged transaction involving us that may adversely affect holders of the debt securities.

Conversion and Exchange Rights

        The prospectus supplement will describe, if applicable, the terms on which you may convert the debt securities into or exchange them for other debt securities, preferred shares, common shares or other securities or property (including cash or any combination thereof). The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred shares or common shares, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Transfer and Exchange

        The debt securities of a series may be issued in either registered form ("registered securities") or global form. Registered securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

        In accordance with the Indenture, you may transfer or exchange debt securities of a series at the office of the trustee. The trustee will act as our agent for registering registered securities in the names of holders and transferring debt securities. We may designate someone else to perform these functions. Whoever maintains the list of registered holders is called the "security registrar." The security registrar also will perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, we will name them in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If we redeem less than all of the debt securities of a redeemable series, we may block the transfer or exchange of registered securities during the period beginning 15 days before the day of the selection for redemption of such registered securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If the offered debt securities are redeemable, we will describe the procedures for redemption in the applicable prospectus supplement.

        In this "—Transfer and Exchange" section of this prospectus, "you" means direct holders and not indirect holders of debt securities.

Merger and Consolidation

        Subject to any terms or conditions specified in the applicable prospectus supplement, so long as any debt securities of any series remain outstanding, we may not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

  •
  the successor person is us or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

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  immediately after giving effect to such transaction, we or the successor person would not be in default under the Indenture; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Certain of our Covenants

        In addition to any covenants with respect to a particular series of debt securities as may be described in the applicable prospectus supplement, we will be subject to the following covenants:

        Corporate Existence.    Except as described above under "—Merger and Consolidation," we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

        Maintenance of Properties.    We will be required to cause all properties owned by us or any of our subsidiaries or used or held for use in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will be required to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection with these properties may be conducted at all times. However, we will not be prevented from discontinuing the maintenance of any properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any of our subsidiaries and is not disadvantageous in any material respect to holders of the debt securities.

        Payment of Taxes and Other Claims.    We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

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  all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

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  all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

        Except as described above, or as otherwise described in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

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  a highly leveraged or similar transaction involving us;

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  a change in control or a change in our management; or

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  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

        In addition, subject to the limitations set forth above and in the applicable prospectus supplement, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, an event of default with respect to the debt securities is defined in the Indenture as being:

  (1)
  default for 30 days in the payment of any installment of interest on the debt securities;

  (2)
  default in the payment of any principal of the debt securities;

  (3)
  default by us in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the debt securities which shall not have been remedied for a period of 90 days after written notice of such default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities;

  (4)
  certain events of bankruptcy, insolvency or reorganization of us; or

  (5)
  any other event of default specified for a series in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, the Indenture provides that if an event of default under clause (1), (2), (3) or (5) above shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal of all the debt securities, together with any accrued interest, to be due and payable immediately.

        Unless otherwise provided in the applicable prospectus supplement, if an event of default under clause (4) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the debt securities.

        In addition, subject to any terms or conditions specified in the applicable prospectus supplement, prior to the declaration of the acceleration of the maturity of the debt securities, past defaults may be waived by the holders of a majority in principal amount of the debt securities, except a default in the payment of principal of or interest on any debt security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security.

        The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

        The Indenture also provides that the holders of a majority in principal amount of the outstanding securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

        The Indenture contains a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

        The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the Indenture) as to all debt securities of such series when:

  •
  either:

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  all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the trustee for cancellation, or

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  with respect to all such debt securities not theretofore delivered to the trustee for cancellation, we have deposited or caused to be deposited with the trustee funds or government obligations (as described below), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for unpaid principal and interest to maturity;

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  we have paid all other sums payable by us under the Indenture with respect to such series;

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  we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with; and

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  if such debt securities are not due and payable within one year of the date of such deposit, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance and Covenant Defeasance

        The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to the Indenture, we may elect either (1) to effect a "defeasance," in which case we will be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a "covenant defeasance," in which case we will be released from our obligations with respect to the covenants described under "—Certain of our Covenants" or, if provided pursuant to the Indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or government obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        The Indenture defines "government obligations" to mean securities that are (i) direct obligations of the government which issued the currency in which the securities of a particular series are payable or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

        Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after we have deposited funds or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election based on the applicable market exchange rate. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If we effect a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an event of default, the amount in such currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. We, however, would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

  •
  reduce the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security.

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person as obligor under the Indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

  •
  to add events of default with respect to any or all series of debt securities;

  •
  to add or change any of the provisions of the Indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series;

  •
  to add guarantees with respect to the debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the

    Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

  •
  to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities;

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series and any related coupons or any other series of debt securities in any material respect;

  •
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

  •
  to add or modify any other provision in the Indenture with respect to matters or questions arising under the Indenture which we and the trustee may deem necessary or desirable and which does not materially and adversely affect the legal rights under the Indenture of any holder of debt securities of any series.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our shares;

  •
  subchapter S corporations;

  •
  U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies;

  •
  trusts and estates;

  •
  holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our shares.

        This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, share ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2010 through April 30, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2014 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal "double taxation" on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on our undistributed "REIT taxable income," including undistributed net capital gains.

        Second, under some circumstances, we may be subject to the "alternative minimum tax" as a consequence of our items of tax preference, including any deductions of net operating losses.

        Third, if we have net income from the sale or other disposition of "foreclosure property" that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

        Fourth, if we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under "—Requirements for Qualification—Income Tests," but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

        Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under "—Requirements for Qualification—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        Seventh, if we fail to satisfy one or more requirements for REIT qualification commencing with taxable years beginning on or after January 1, 2005, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

        Eighth, if we fail to distribute during each year at least the sum of:

  •
  85% of our REIT ordinary income for such year,

  •
  95% of our capital gain net income for such year, and

  •
  any undistributed taxable income required to be distributed from prior periods,

        then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

        Ninth, if we should acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the "Built-in Gains Tax."

        Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm's-length basis.

        Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

        Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

        Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

  4.
  that is neither a financial institution nor an insurance company subject to special provisions of the Code;

  5.
  that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

  6.
  during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

  7.
  which elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

  9.
  that satisfies the income tests, the asset tests, and the distribution tests, described below.

        The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our Declaration of Trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years beginning before July 30, 2008) of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries.

        A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an "eligible independent contractor" (as described below) to operate or manage a lodging facility (or, with respect to taxable years beginning after July 30, 2008, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a "qualified health care property" or "qualified lodging facility" outside of the United States will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility," as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

        Rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" under two scenarios. Under the first scenario, rent we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "—Income Tests." Under the second scenario, rents that we receive from a taxable REIT subsidiary will qualify as "rents from real property" if the taxable REIT subsidiary leases a property from us that is a "qualified health care property" or "qualified lodging facility" and such property is operated on behalf of the taxable REIT subsidiary by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" or "qualified lodging facilities," respectively, for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Currently, we lease our assisted living facilities and independent living facilities to third party operators. We previously leased five assisted living facilities to a wholly-owned subsidiary of our operating partnership, LSREF Golden OPS 14 (WY), LLC ("LSREF Golden OPS"). However, on January 13, 2012, we sold all of our interest in LSREF Golden OPS to a third party and, consequently, the five assisted living facilities referred to above are now leased by a third party. We may, in the future, lease assisted living facilities to a taxable REIT subsidiary. We do not currently own any lodging facilities.

        Income Tests.    In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including "rents from real property," gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. For taxable years beginning on or after January 1, 2005, income and gain from "hedging transactions," as defined below, that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from "hedging transactions" entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents that we receive from our real property will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

        First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

        As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as "rents from real property."

        Under the second exception, for taxable years beginning after July 30, 2008, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as the "qualified health care property" is operated on behalf of the taxable REIT subsidiary by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

        Third, "rents from real property" excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

        Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property" unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as "rents from real property."

        Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property. In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

        We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

        Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as "rents from real property" are and will be performed by independent contractors or taxable REIT subsidiaries.

        We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a "qualified healthcare property" or "qualified lodging facility") or an operator engaged by a taxable REIT subsidiary to operate a "qualified health care property" or "qualified lodging facility" failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

        We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any "qualified health care property" acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

        From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning prior to January 1, 2005, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry "real estate assets" was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. For taxable years beginning on or after January 1, 2005, income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. For those taxable years, a "hedging transaction" means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. For taxable years beginning prior to January 1, 2005, the relief provisions generally will be available if:

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests; and

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  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        Commencing with taxable years beginning on or after January 1, 2005, those relief provisions will be available if:

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  our failure to meet these tests is due to reasonable cause and not to willful neglect; and

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  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT;

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  At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds), interests in mortgages on real property, and stock in other REITs), cash and cash items (including receivables and certain money market funds), government securities and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

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  No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

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  Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as "real estate assets" for purposes of the 75% asset test:

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  the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"); and

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  we may not own more than 10% of the voting power or value of any one issuer's outstanding voting securities (the "10% vote or value test").

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  No more than 25% of the value of our total assets (or, with respect to taxable years beginning on or before July 30, 2008, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

        Certain types of securities are disregarded as securities for purposes of the 10% value test discussed above, including (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a "related person"; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT's interest as a partner in a partnership is not considered a "security" for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT's share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

        We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        Commencing with taxable years beginning on or after January 1, 2005, if a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests for taxable years beginning on or after January 1, 2005, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

        To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year's distribution requirement if the dividends satisfy one of the following two sets of criteria:

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  We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

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  We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

        The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

        Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends in order to meet the distribution requirement or avoid such income or excise taxation.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure containing a safe harbor authorizing publicly traded REITs to make elective cash/share dividends, but that safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We currently do not intend to pay taxable dividends payable in cash and shares.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

        Commencing with taxable years beginning on or after January 1, 2005, a violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders will be dividends, generally taxable to non-corporate shareholders at long-term capital gains tax rates of up to 20% and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

        As used in this prospectus, the term "U.S. Shareholder" means a beneficial holder of our shares of beneficial interest that, for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate, the income of which is subject to federal income taxation regardless of its source;

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  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

  •
  an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

        Distributions Generally.    Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will generally constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

        These distributions are not eligible for the dividends received deduction generally available to corporations. Certain "qualified dividend income" received by U.S. Shareholders taxed at individual rates is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 39.6%), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

        Capital Gain Distributions.    Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of common shares.

        We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders' U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders' shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

        Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (a maximum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

        Passive Activity Loss and Investment Interest Limitations.    Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any "passive activity losses" against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

        Taxation of U.S. Shareholders on a Conversion of Our Preferred Shares.    Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accrued and unpaid dividends that are in arrears on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held our preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

        Taxation of U.S. Shareholders on a Redemption of Our Preferred Shares.    A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders on the Disposition of Our Shares"). The redemption will satisfy such tests if it (1) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (2) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares or (3) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of our preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above "—Taxation of Taxable U.S. Shareholders." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. shareholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. shareholder could have gain even if such U.S. shareholder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed U.S. shareholder's remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

        Dispositions of Shares.    In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder's adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder's holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder's tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates is 20%). The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, and as described above under "—Taxation of U.S. Shareholders—Capital Gains Distributions," capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax on gain from the sale of our shares.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income" ("UBTI"). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules.

        Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of "pension-held REITs" may be required to treat a certain percentage of such a REIT's distributions as UBTI. A REIT is a "pension-held REIT" only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the "look-through" exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT's shares in proportion to their actual interests in the qualified trust and the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT's shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT's shares, holds in the aggregate more than 50% of the REIT's shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

        A "non-U.S. Shareholder" is a shareholder that is not a U.S. Shareholder, partnership (or entity treated as a partnership for federal income tax purposes) or tax-exempt entity. The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

        In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is "effectively connected" with the non-U.S. Shareholder's conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the "FIRPTA" rules discussed below treat such income as effectively connected income).

        Distributions by us that are not attributable to gain from the sale or exchange by us of a "United States real property interest" (a "USRPI"), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder's basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

        Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is "regularly traded" on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares, Series A preferred shares and Series B preferred shares currently qualify as "regularly traded." Capital gain dividends distributed to a non-U.S. Shareholder that held more than 5% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder's U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

        We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

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  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

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  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder's trade or business so that no withholding tax is required; or

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  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

        Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common shares and Series A preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder's sale of our shares would be a taxable sale of a USRPI unless the shares were "regularly traded" on an established securities market (such as NYSE) and the selling shareholder owned, actually or constructively, no more than 5% of the shares of the applicable class throughout the applicable testing period. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual's gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are "regularly traded" on an established securities market and the selling shareholder owned, actually or constrictively, no more than 5% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. We believe that our common shares, Series A preferred shares and Series B preferred shares currently qualify as "regularly traded."

        For payments received after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2016, on proceeds from the sale of our shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        For payments received after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2016, on proceeds from the sale of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

        Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships.    The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

        The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, "private transfers," transfers made under certain redemption or repurchase agreements, and transfers made through a "qualified matching service" are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered "readily tradable on a secondary market or the substantial equivalent thereof" under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership.

        As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for each taxable year in which the partnership is a publicly traded partnership consists of "qualifying income" under Section 7704 of the Code. "Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

        There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

        We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "—Requirements for Qualification—Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a "book-tax difference". Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership's properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

        Basis in Partnership Interest.    Our adjusted tax basis in any partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the partnership;

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  increased by our allocable share of the partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

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  reduced, but not below zero, by our allocable share of the partnership's loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

        Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

        Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See "—Requirements for Qualification—Income Tests." We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership's, trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Tax

        We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

 SELLING SHAREHOLDERS

        Information regarding the beneficial ownership of our common shares by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

        We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  in block trades;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.

        In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

        Subject to maintaining our qualification as a REIT for federal income tax purposes, we may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the name or names of any underwriters or agents;

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  the name or names of any managing underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sales through Underwriters or Dealers

        If underwriters are used in a sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, Series A preferred shares and Series B preferred shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Our SEC filings are also available at the SEC's website at http://www.sec.gov and our website at http://www.iret.com. Information on our website does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to our common shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the SEC and are incorporated by reference in this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 (excluding Item 8 which has been updated by our Current Report or Form 8-K filed with the SEC on December 10, 2012), filed with the SEC on July 16, 2012;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2012 from our definitive proxy statement on Schedule 14A filed with the SEC on July 25, 2012;

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  our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2012, October 31, 2012 and January 31, 2013; filed with the SEC on September 10, 2012, December 10, 2012 and March 12, 2013, respectively.

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  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on June 4, 2012, June 22, 2012, June 28, 2012, June 29, 2012, August 3, 2012, September 17, 2012, September 20, 2012, November 27, 2012, December 5, 2012, December 10, 2012, March 21, 2013, April 1, 2013 and April 5, 2013;

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  our Current Report on Form 8-K/A filed with the SEC on July 19, 2012;

  •
  the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by our Amended Registration Statement on Form 10, dated December 17, 1986, and our Second Amended Registration Statement on Form 10, dated March 12, 1987;

  •
  the description of our Series A preferred shares contained in our registration statement on Form 8-A, dated April 21, 2004 and filed with the SEC on April 22, 2004; and

  •
  the description of our Series B preferred shares contained in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012.

        We also incorporate by reference into this prospectus all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities to which this prospectus and any accompanying prospectus supplement relate.

        To the extent that information appearing in a document filed by us later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

        We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person to whom this prospectus is delivered and who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Hunton & Williams LLP and, with respect to matters of North Dakota law, by Leonard Street & Deinard, Professional Association. Certain federal income tax and other legal matters will be passed upon for us by Hunton & Williams LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by counsel named in the applicable prospectus supplement

EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed December 10, 2012 and the effectiveness of Investors Real Estate Trust's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,768,239

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

February 10, 2014